SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2008

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Thomas Properties Group, Inc. approved a new policy regarding equity grants to named executive officers effective June 10, 2008. The policy requires that equity awards granted to named executive officers be subject to both (1) a time-vesting component as to 100% of the grant of not less than 3 years and also (ii) achievement of a target annual total return of the Company’s stock as to 50% of the grant. Grants to the named executive officers may also include other individual goals as specified by the Committee at the time of grant. The policy is filed as Exhibit 99.1 hereto. For the full text to the policy please see the attached exhibit.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1 —	Policy adopted by the Compensation Committee regarding equity grants to executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing Chief Financial Officer

June 10, 2008

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